Exhibit (m)(1): Calculations of Illustrations for Succession Select-NY
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1
I. The 0% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,200,000 or 134% x $66,874.42
= $1,200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4		$54,294.65
+ Annual Premium*		$16,000.00
- Premium Expense Charge**		$560.00
- Monthly Deduction***		$1,446.78
- Mortality & Expense Charge****		$620.54
+ Hypothetical Rate of Return*****	-$	792.91

=		$66,874	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee, $60.00 monthly unit charges, and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$40.52
2	$40.53
3	$40.53
4	$40.54
5	$40.55
6	$40.56
7	$40.57
8	$40.58
9	$40.59
10	$40.60

Month	COI
11	$40.60
12	$40.61

Total	$486.78

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.15%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(67.35)
2	$(67.12)
3	$(66.88)
4	$(66.65)
5	$(66.42)
6	$(66.19)
7	$(65.96)
8	$(65.73)
9	$(65.50)
10	$(65.27)
11	$(65.04)
12	$(64.81)

Total	$(792.91)
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$66,874.42
- Year 5 Surrender Charge	$20,602.49

=	$46,272	(rounded to the nearest dollar)
II. The 6% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,200,000 or 134% x $80,282.95
= $1,200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$63,209.03
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$1,442.04
- Mortality & Expense Charge****	$700.85
+ Hypothetical Rate of Return*****	$3,776.82

=	$80,283	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee, $60.00 monthly unit charges, and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$40.20
2	$40.19
3	$40.19
4	$40.18
5	$40.18
6	$40.17
7	$40.17
8	$40.16
9	$40.16
10	$40.15
11	$40.15
12	$40.14

Total	$482.04

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.15%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$311.78
2	$312.31
3	$312.85
4	$313.38
5	$313.92
6	$314.45
7	$314.99
8	$315.54
9	$316.08
10	$316.62
11	$317.17
12	$317.72

Total	$3,776.82
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$80,282.95
- Year 5 Surrender Charge	$20,602.49

=	$59,680	(rounded to the nearest dollar)
III. The 12% gross current return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,200,000 or 134% x $96,001.03
= $1,200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$73,249.37
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$1,436.61
- Mortality & Expense Charge****	$791.30
+ Hypothetical Rate of Return*****	$9,539.56

=	$96,001	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee, $60.00 monthly unit charges, and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$39.84
2	$39.81
3	$39.79
4	$39.77
5	$39.75
6	$39.73
7	$39.71
8	$39.69
9	$39.66
10	$39.64
11	$39.62
12	$39.60

Total	$476.61

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for years 1-10, 0.45% for years 11+.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.15%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$766.46
2	$771.51
3	$776.59
4	$781.72
5	$786.89
6	$792.10
7	$797.35
8	$802.64
9	$807.97
10	$813.35
11	$818.77
12	$824.23

Total	$9,539.56

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$96,001.03
- Year 5 Surrender Charge	$20,602.49

=	$75,399	(rounded to the nearest dollar)
NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2
I. The 0% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,200,000 or 134% x $65,506.69
= $1,200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4		$53,189.58
+ Annual Premium*		$16,000.00
- Premium Expense Charge**		$560.00
- Monthly Deduction***		$1,735.32
- Mortality & Expense Charge****		$609.18
+ Hypothetical Rate of Return*****	-$	778.40

=		$65,507	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee, $84.00 monthly unit charges, and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$40.56
2	$40.57
3	$40.58
4	$40.59
5	$40.60

Month	COI
6	$40.61
7	$40.61
8	$40.62
9	$40.63
10	$40.64
11	$40.65
12	$40.66

Total	$487.32

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.15%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$(66.26)
2	$(66.00)
3	$(65.75)
4	$(65.50)
5	$(65.24)
6	$(64.99)
7	$(64.74)
8	$(64.49)
9	$(64.24)
10	$(63.98)
11	$(63.73)
12	$(63.48)

Total	$(778.40)
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$65,506.69
- Year 5 Surrender Charge	$20,602.49

=	$44,904	(rounded to the nearest dollar)
II. The 6% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,200,000 or 134% x $78,690.25
= $1,200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$61,960.40
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$1,730.66
- Mortality & Expense Charge****	$688.22
+ Hypothetical Rate of Return*****	$3,708.72

=	$78,690	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee, $84.00 monthly unit charges, and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$40.24
2	$40.24
3	$40.24
4	$40.23
5	$40.23
6	$40.22
7	$40.22
8	$40.22
9	$40.21
10	$40.21
11	$40.20
12	$40.20

Total	$482.66

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.15%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$306.73
2	$307.15
3	$307.57
4	$307.99
5	$308.41
6	$308.84
7	$309.26
8	$309.69
9	$310.12
10	$310.55
11	$310.98
12	$311.42

Total	$3,708.72
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$78,690.25
- Year 5 Surrender Charge	$20,602.49

=	$58,088	(rounded to the nearest dollar)
III. The 12% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:
Death Benefit:
The death benefit is an option 1 (level) death benefit. 55 Male, Standard NonSmoker, 55 Female, Standard NonSmoker, Face: $1,200,000, Premium: $16,000.

Year 5 Death Benefit	= Greater of Specified Amount or Percentage of Cash Value
= $1,200,000 or 134% x $94,149.78
= $1,200,000
Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$71,842.20
+ Annual Premium*	$16,000.00
- Premium Expense Charge**	$560.00
- Monthly Deduction***	$1,725.33

- Mortality & Expense Charge****	$777.25
+ Hypothetical Rate of Return*****	$9,370.16

=	$94,150	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.

**	Premium Expense Charge is 3.5% of each premium payment.

***	The monthly deduction is made up of a $20.00 monthly policy fee, $84.00 monthly unit charges, and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month	COI
1	$39.89
2	$39.87
3	$39.85
4	$39.83
5	$39.81
6	$39.79
7	$39.77
8	$39.75
9	$39.73
10	$39.70
11	$39.68
12	$39.66

Total	$477.33

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.15%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$754.08
2	$758.81
3	$763.59
4	$768.41
5	$773.26
6	$778.15
7	$783.08
8	$788.05

Month	Interest
9	$793.06
10	$798.11
11	$803.21
12	$808.34

Total	$9,370.16
Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$94,149.78
- Year 5 Surrender Charge	$20,602.49

=	$73,547	(rounded to the nearest dollar)